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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the caption "Experts" in the proxy statement/prospectus that is part of the United Bankshares, Inc. Registration Statement (Amendment No. 1 to Form S-4) for the registration of 2,207,228 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 2001, with respect to the consolidated financial statements of United Bankshares, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                    /s/  Ernst & Young, LLP



Charleston, West Virginia
October 9, 2001